Exhibit 4.2

Execution Version

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

PLACEMENT AGENT WARRANT

POLYPID LTD.

Warrant Shares: 208,727	No.
Initial Exercise Date: August 29, 2019,

This PLACEMENT AGENT WARRANT (this “Warrant”) certifies that, for value received, NATIONAL SECURITIES CORPORATION, a Washington corporation, or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the initial exercise date first referenced above (the “Initial Exercise Date”) and on or prior to the close of business on the four (4) year anniversary of the Initial Exercise Date or as provided under Section 3(d) herein (whichever occurs earlier) (the “Termination Date”) but not thereafter, to subscribe for and purchase from POLYPID LTD., an Israeli corporation (including its successors and assigns, the “Company”), up to 208,727 shares(1) (as subject to adjustment hereunder, the “Warrant Shares”) of the Company’s Series E-1 preferred stock (“E-1 Preferred Stock”).  The purchase price of one share of E-1 Preferred Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).  As used herein, the term “Warrant Shares” shall include (as the context requires) any securities of the Company into which the E-1 Preferred Stock may be converted or exchanged in the future (e.g., in the event that the entire class of Series E-1 Preferred Shares is converted into Ordinary Shares of the Company, then this Warrant shall become exercisable only for Company’s Ordinary Shares as of said conversion date).

Section 1.                                           Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Placement Agent Agreement, dated as of April 29, 2019 (the “Placement Agent Agreement”), by and between the Company and National Securities Corporation, as placement agent for the Company’s authorized issuance and sale of shares of E-1 Preferred Stock.

(1)                                 Aggregate of 10% of the number of shares of Series E-1 Preferred Stock sold in the Offering (excluding Series E-1 Preferred Shares sold to Excluded Investors).

Section 2.                                           Exercise.

a)                                     Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, subject to compliance with Section 2(e), at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy (or e-mail attachment) of the notice of exercise (the “Notice of Exercise”) substantially in the form attached hereto as Exhibit A.  Within the earlier of: (i) three (3) days on which the trading market is open for trading (or three (3) business days in New York, if there is at the time no public listing for the Company’s securities) (each, a “Trading Day”) and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise.  No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)                                     Exercise Price.  The exercise price per share of the E-1 Preferred Stock under this Warrant shall be equal to $15.25, subject to adjustment hereunder (the “Exercise Price”).

c)                                      Cashless Exercise.  In addition to the method of exercise set forth in Section 2(a) hereof, this Warrant may also be exercised, in whole or in part and in the discretion of the Holder, at any time from and after the Initial Exercise Date by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the last Price Per Share immediately preceding the time of delivery of the Notice of Exercise giving rise to the applicable “cashless exercise”, as set forth in the applicable Notice of Exercise (to clarify, the “last Price Per Share” if the Company’s securities are then listed or trading will be the last Price Per Share as calculated over an entire Trading Day such that, in the event that this Warrant is exercised at a time that the trading market on which the Company’s securities are listed or trading (if applicable) is open, the prior Trading Day’s Price Per Share shall be used in this calculation);

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant.  The Company agrees not to take any position contrary to this Section 2(c).

“Price Per Share” means, for any date, the price determined by the first of the following clauses that applies: (a) if the E-1 Preferred Stock is then listed or quoted on a trading market, the daily volume weighted average price of the E-1 Preferred Stock for such date (or the nearest preceding date) on the trading market on which the E-1 Preferred Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a trading market, the volume weighted average price of the E-1 Preferred Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the E-1 Preferred Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the E-1 Preferred Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the E-1 Preferred Stock so reported, or (d) in all other cases, the fair market value of a share of E-1 Preferred Stock as determined by the Company in good faith, taking into consideration customary valuation metrics and methodologies.

d)                                     Mechanics of Exercise.

i.                  Delivery of Warrant Shares Upon Exercise.  Warrant Shares purchased hereunder shall be transmitted by the Company or, as applicable, the Company’s authorized transfer agent (the “Transfer Agent”) to the Holder either in certificate form (if the Warrant Shares or not then listed or quoted for public trading) or (if the Warrant Shares are then listed or quoted for public trading) by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust

Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (i) three (3) Trading Days and the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”).   As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary trading market or quotation system with respect to the E-1 Preferred Stock as in effect on the date of delivery of the Exercise Notice. Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares; provided payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within three Trading Days of delivery of the Notice of Exercise.

ii.                                 Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.                        Rescission Rights.  If the Company fails, or fails to cause the Transfer Agent, to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.                       No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

v.                          Charges, Taxes and Expenses.  Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that any and all income taxes and capital gain taxes applicable to the Holder and its affiliates or assignees in connection with the grant of this Warrant or the exercise thereof shall be borne exclusively by the Holder, provided, further, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the assignment form (the “Assignment Form”) substantially in the form attached hereto as Exhibit B, duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.  The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vi.                       Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e)                                      Holder’s Exercise Limitations.  From and after the date that the Company has a class of its equity securities registered under, or is otherwise subject to or is voluntarily complying with the reporting requirements of, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates (as defined under Rule 405 under the Securities Act), and any other individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government authority (or an agency or subdivision thereof) or other entity of any kind (a “Person”) acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of E-1 Preferred Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of E-1 Preferred Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of E-1 Preferred Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other  E-1 Preferred Stock Equivalents)

subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.   In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2(e), in determining the number of outstanding shares of E-1 Preferred Stock, a Holder may rely on the number of outstanding shares of E-1 Preferred Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of E-1 Preferred Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of E-1 Preferred Stock then outstanding.  In any case, the number of outstanding shares of E-1 Preferred Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of E-1 Preferred Stock was reported.  The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the E-1 Preferred Stock outstanding immediately after giving effect to the issuance of shares of E-1 Preferred Stock issuable upon exercise of this Warrant.  The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the E-1 Preferred Stock outstanding immediately after giving effect to the issuance of shares of E-1 Preferred Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply.  Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of E-1 Preferred Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of E-1 Preferred Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

Section 3.                                           Certain Adjustments.

a)                                     Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its E-1 Preferred Stock or any other equity or equity equivalent securities payable in shares of E-1 Preferred Stock (which, for avoidance of doubt, shall not include any shares of E-1 Preferred Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of E-1 Preferred Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of E-1 Preferred Stock into a smaller number of shares or (iv) issues by reclassification of shares of the E-1 Preferred Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of E-1 Preferred Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of E-1 Preferred Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)                                     Reserved.

c)                                      Pro Rata Distributions.  During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of E-1 Preferred Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Company will notify the Holder in writing with respect to its intention to declare dividends and to the extent that the Holder will exercise the Warrant, the Holder shall be entitled to participate in such Distribution to the same extent of the number of Warrant Shares acquired upon complete or partial exercise of this Warrant  immediately before the date of which a record is taken for such Distribution.

d)                                     Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any Deemed Liquidation (as defined in the Articles of Association) sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of E-1 Preferred Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding E-1 Preferred Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the E-1 Preferred Stock or any compulsory share exchange pursuant to which the E-1 Preferred Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of E-1 Preferred Stock (not including any shares of E-1 Preferred Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, the Company shall deliver to the Holder a written notice in this respect, at least 10 days prior to the closing of such Fundamental Transaction, provided that this Warrant shall automatically expire and terminate upon the first closing of any such Fundamental Transaction.

e)                                      Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this

Section 3, the number of shares of E-1 Preferred Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of E-1 Preferred Stock (excluding treasury shares, if any) issued and outstanding.

f)                                       Notice to Holder.

i.                  Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.               Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the E-1 Preferred Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the E-1 Preferred Stock, (C) the approval of any stockholders of the Company shall be required in connection with any reclassification of the E-1 Preferred Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the E-1 Preferred Stock is converted into other securities, cash or property, or (D) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the E-1 Preferred Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the E-1 Preferred Stock of record shall be entitled to exchange their shares of the E-1 Preferred Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.  If the Company’s securities are then publicly listed or traded, to the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to an appropriate form.  The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice  except as may otherwise be expressly set forth herein.

Section 4.                                           Transfer of Warrant.

a)                                     Transferability.  Subject to compliance with relevant provisions under the Company’s Articles of Association, any applicable securities laws (including, without limitation, that each such assignee or transferee shall qualify as an accredited investor under the Securities Act, 1933 and the Israeli Securities Law, 1968 and shall deliver to the Company an executed declaration in this respect in a form reasonably acceptable to the Company), the rules and regulations of the Financial Industry Regulatory Authority, Inc., and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder are transferable, in whole (but not in part), upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full.  The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued. In case of any assignment or transfer of this Warrant and/or the Warrant Shares, prior to the completion of an IPO, to more than one assignee and/or transferee, any such assignment or transfer shall be conditioned upon the execution of a proxy, in a form reasonably acceptable to the Company, by the assignee or transferee (as applicable) in favor of the Company’s chairman or Chief Executive Officer (as shall be determined by the Company).

b)                                     New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)                                      Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)                                     Representation by the Holder.  The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5.                                           Miscellaneous.

a)                                     No Rights as Stockholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

b)                                     Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)                                      Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

d)                                     Authorized Shares.

i.                  The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued securities a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Company’s securities may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

ii.               Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.

e)                                      Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with Section 10(c) of the Placement Agent Agreement.

f)                                       Nonwaiver.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

g)                                      Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with Section 10(a) of the Placement Agent Agreement.

h)                                     Limitation of Liability.  No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any E-1 Preferred Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

i)                                         Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

j)                                        Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

k)                                     Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

l)                                         Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

m)                                 Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Placement Agent Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

POLYPID LTD., an Israeli corporation

By:
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE

TO:                         POLYPID LTD.

(1)                                 The undersigned hereby elects to purchase          Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)                                 Payment shall take the form of (check applicable box):

☐                                    in lawful money of the United States; or

☐                                    if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2(c).

(3)                                 Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

Signature of Holder:

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: ,

Holder’s Signature:

Holder’s Address: